                                                                   EXHIBIT 10.18

                  TRADEMARK AND TRADE NAME LICENSE AGREEMENT
                  ------------------------------------------


     THIS TRADEMARK AND TRADE NAME LICENSE AGREEMENT (this "Agreement") is made and entered into as of this 27th day of March, 1998 by and between MARRIOTT INTERNATIONAL, INC. (to be renamed "Sodexho Marriott Services, Inc."), a Delaware corporation ("SMS"), NEW MARRIOTT MI, INC. (to be renamed "Marriott International, Inc."), a Delaware corporation ("Spinco"), and MARRIOTT WORLDWIDE CORPORATION, a Maryland corporation ("MWC").

                                   RECITALS
                                   --------

     WHEREAS, SMS, directly and through subsidiaries, conducts both the Management Services Business (as hereinafter defined) and the Spinco Business (as defined in the Distribution Agreement described below);

     WHEREAS, SMS and Spinco are parties to that certain Distribution Agreement dated as of September 30, 1997 (the "Distribution Agreement"), pursuant to which
(i) SMS has agreed to transfer to Spinco the Spinco Business, (ii) SMS has agreed to assign to Spinco all trademark, service mark, trade name and related rights that it owns with the exception of certain rights pertaining to the Management Services Business, and (iii) SMS has agreed to distribute to its stockholders all of Spinco's issued and outstanding capital stock (the "Distribution");

     WHEREAS, SMS and Spinco are also parties to an Agreement and Plan of Merger dated as of September 30, 1997 (the "Merger Agreement") among SMS, Marriott-ICC Merger Corp. (a wholly owned subsidiary of SMS), Spinco, Sodexho Alliance, S.A. ("Sodexho") and International Catering Corporation (the subsidiary of Sodexho that operates the management services business of Sodexho in North America) (the "Company"), pursuant to which, among other things, Marriott-ICC Merger Corp. will merge with the Company (the "Merger") and Sodexho will receive merger consideration consisting of approximately 49% of the outstanding capital stock of SMS;

     WHEREAS, as a condition to the Distribution and the acquisition of the Company, Spinco has agreed to license to SMS and to cause MWC to license to SMS certain intellectual property rights on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and the Distribution Agreement and in the related agreements entered into pursuant hereto and thereto, and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

     1.    Definitions; Interpretations. (a) Capitalized terms used but not
           ----------------------------
defined herein have the meanings set forth in the Distribution Agreement. In addition, the following terms have the meanings set forth below:

     "Agreement" means this Trademark and Trade Name License Agreement, together
      ---------
with all exhibits and schedules hereto, as the same may be amended from time to time in accordance with the terms hereof.

     "Change of Control" means (i) the board of directors of SMS shall not
      -----------------
include for any consecutive forty-five (45) business day period both of William
J. Shaw and John w. Marriott III or, in the event one of such persons resigns or otherwise no longer serves on the board, a successor director nominated or approved by the remaining director named above (or if each such director resigns or otherwise no longer serves, effective on or about the same date, a successor director nominated or approved by such departing director in lieu of by the remaining director) within fifteen (15) business days after such resignation or other departure becomes effective (and if no such successor director is so nominated or approved within such 15 day period then a Change of Control shall not be deemed to have occurred, and if both such directors shall have resigned or otherwise ceased to be on the board and in each case a successor was not so nominated or approved within such 15 day period, then this clause (i) shall no longer be of any force or effect), or (ii) any Person or two or more Persons acting in concert (other than, with respect to Sodexho only, a Significant Shareholder or group of Significant Shareholders and with respect to SMS only, Sodexho and/or any of its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of SMS (after giving effect to the Distribution) or Sodexho, as the case may be, (or other securities convertible into such Voting Stock) representing fifty percent (50%) or more of the combined voting power of all Voting Stock of SMS or Sodexho, as the case may be, or (iii) Significant Shareholders, as a group, shall fail to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Sodexho representing not less than twenty-five percent (25%) of the combined voting power of all Voting Stock of Sodexho.

     "Corporate Names" has the meaning set forth in Section 2(a).
      ---------------

     "Dispute" has the meaning set forth in Section 9(b).
      -------

     "Distribution" has the meaning specified in the Recitals hereto.
      ------------

     "Distribution Date" means the date on which the Distribution occurs.
      -----------------

     "Expenses" has the meaning set forth in Section 9(b).
      --------

     "Indemnified Party" has the meaning set forth in Section 9(c).
      -----------------

     "Indemnitor" has the meaning set forth in Section 9(c).
      ----------

     "License" means the license granted pursuant to Section 2 of this
      -------
 Agreement.

     "License Fee" has the meaning set forth in Section 5.
      -----------

     "Management Services Business" means (i) the business of providing (A)
      ----------------------------
management services or operations with respect to food (including catering), beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, convenience stores, and gift or merchandise shops, located in hospitals, nursing homes and other health care facilities, primary and secondary schools, colleges, universities, academies and other educational facilities, corporate headquarters and office buildings, manufacturing or industrial facilities, municipal, state or federal government offices, courthouses, stadiums and arenas owned or operated by colleges or universities (except for such stadiums and arenas utilized by professional football, basketball, or major league baseball or hockey teams), national or state parks, ski resorts or other seasonal resorts, zoos, aquariums, concert or other entertainment facilities, tourist attractions, or professional minor league sporting arenas and stadiums; and (B) route vending provided to airports or facilities related thereto; (ii) to the extent not included in the preceding clause (i), such other business activities conducted by the Marriott Management Services strategic business unit of SMS through or using the Retained Assets, by the Company and its Subsidiaries, and by Sodexho Financiere du Canada Inc. and its Subsidiaries, in each case as of the date of the Merger (and after giving effect to the Distribution) including managing the Retained Conference Centers, which for purposes of this Agreement shall be deemed to include only those Retained Conference Centers that are used solely by the party contracting with the SMS Party and its invitees which have a preexisting relationship with the client or are using its facilities (other than the conference center itself); provided that the activities included in this clause (ii) but which are not
--------
covered by the preceding clause (i) shall be limited to the specific location and accounts so covered and shall not apply to future accounts or locations; and
(iii) such other businesses, reasonably related to the foregoing, to which Spinco may from time to time consent in writing, such consent not to be unreasonably withheld. Notwithstanding the foregoing, under no circumstances shall the Management Services Business include (X) activities conducted at prisons, penitentiaries or other penal institutions, (Y) gaming activities (other than retail sale of lottery tickets) or (Z) any activity prohibited by law. For the avoidance of doubt, the parties agree that Management Services Business does not include (I) the Lodging and Conference Center Management Business (other than managing the Retained Conference Centers as described above, providing commercial laundry facilities to lodging and conference center properties, and the lodging management activities conducted by the NANA Joint Ventures), (II) the provision or delivery of any assisted living, nursing or other personal care services at any Senior Living Facility, (III) the Home Services Business (other than such services provided to non-residential customers), (IV) the Timeshare and Interval Ownership Business, (V) the Golf Property Management Business, (VI) the A&C and Employment Related Services Business (other than activities covered by clause (ii) of the first sentence of this definition) and (VII) the other businesses described on Exhibit 2 attached
                                                             ---------
hereto. Capitalized terms used in clauses (I) through (VI) in the preceding sentence shall have the meanings ascribed to them in the Noncompetition Agreement.

     "Marriott Marks" means any name or mark including the word "MARRIOTT."
      --------------

     "Merger Agreement" has the meaning specified in the Recitals hereto.
      ----------------

     "MWC" has the meaning set forth in the first paragraph of this Agreement.
      ---

     "Noncompetition Agreement" means that certain Noncompetition Agreement,
      ------------------------
dated as of the date hereof, between Spinco and SMS.

     "Significant Shareholder" means with respect to Sodexho, any Person that
      -----------------------
(a) is Pierre Bellon, (b) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of Pierre Bellon, (c) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, (d) is a corporation or other entity controlled, directly or indirectly, by one or more of the foregoing, or (e) is any trust or other entity established primarily for the benefit of one or more of the foregoing.

     "SMS" has the meaning set forth in the first paragraph of this Agreement.
      ---

     "SMS Party" means SMS and any Subsidiary of SMS that executes and delivers
      ---------
to Spinco an Additional Signature Page in the form attached as Exhibit 1, but only as long as such Subsidiary remains a Subsidiary of SMS.

     "Spinco" has the meaning set forth in the first paragraph of this
      ------
Agreement.

     "Voting Stock" means capital stock issued by a corporation or equivalent
      ------------
interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

 (b) Interpretation.  The descriptive headings herein are inserted for
     --------------
convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. For all purposes of this Agreement, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

 2.  Scope of License to Use Marriott Marks.  For good and valuable
     --------------------------------------
consideration, and in accordance with the terms and conditions hereunder, Spinco (with respect to the United

States) and MWC (with respect to Canada) each hereby grants the following non-exclusive license to use the Marriott Marks in connection with the Management Services Business:

                  a. Corporate Name Use. For a period of four years following
                     ------------------
the Distribution Date, Spinco (with respect to the United States) and MWC (with respect to Canada) grants to the SMS Parties a non-exclusive limited license to use the "Marriott" mark solely as a part of (i) SMS's corporate name, "Sodexho Marriott Services, Inc.," or "Sodexho Marriott Services", (ii) the names of SMS's principal business divisions, which names shall be limited to "Sodexho Marriott Health Care Services," "Sodexho Marriott Education Services," "Sodexho Marriott Corporate Services," "Sodexho Marriott School Services," "Sodexho Marriott Laundry Services," and "Sodexho Marriott Services Canada", and (iii) such reasonable number of other corporate names of SMS Parties as may be consented to by Spinco, such consent not to be unreasonably withheld (collectively, the "Corporate Names"). Such use of the Corporate Names can be made only in connection with the Management Services Business. No Subsidiary of SMS, or party other than SMS itself, may use any Marriott Mark in any manner, including its corporate, partnership, trade name or other entity name except that any such Subsidiary may use the Corporate Names as the name of such corporation, partnership or other entity, or as a d/b/a/ name, solely in connection with the Management Services Business for the same period and subject to the same terms and limitations that apply to use of the Corporate Names. Subject to the other terms and provisions in this Agreement, this License permits only the following uses of the Corporate Names in connection with the Management Services Business:

                     (i)   Printed Materials. The SMS Parties may use the
                           -----------------
Corporate Names on printed materials and documentation, other than promotional materials and advertising (and other printed materials that are covered by clauses (ii) - (v) below), solely (a) to identify SMS as a company in shareholder communications, including annual and quarterly reports, filings with the Securities and Exchange Commission and other governmental entities, (b) in documentation submitted to financial institutions in connection with financial transactions such as loan applications, (c) to identify any SMS Party or its employees to clients, suppliers and other third parties with which it deals in the Management Services Business, (d) on stationary used in the Management Services Business, and (e) on accounting forms, invoices, receipts and similar preprinted or standardized business forms used in the Management Services Business.

                     (ii)  Promotional Materials and Advertising. The SMS
                           -------------------------------------
Parties may use the Corporate Names in promotional materials and advertising provided that (a) such use clearly identifies the services offered as relating solely to the Management Services Business, and (b) at Spinco's or MWC's request, not more often than once per fiscal quarter, and at any time upon Spinco's or MWC's reasonable request based upon a reasonable belief that a violation of this Agreement by an SMS Party may have occurred or be imminent, representatives familiar with SMS's promotional materials and advertising shall meet with representatives of Spinco and/or MWC at Spinco's headquarters to provide samples of all such promotional materials and advertising used or proposed to be used, the intended use or uses thereof, and other information reasonably required by Spinco and/or MWC to enable Spinco and/or MWC to confirm that such materials and uses are in conformity with this Agreement.

                   (iii) Signage. The SMS Parties may use the Corporate Names in
                         -------
connection with the Management Services Business on signage solely (a) at corporate offices (e.g., corporate headquarters, regional offices, local offices), and (b) at the unit level in the types of locations, and substantially in the sizes, manner and frequency, consistent with past practice as of September 30, 1997.

                   (iv)  SMS Logo. The SMS Parties may use the Corporate Names
                         --------
in a logo developed specifically for use by SMS, which logo must be approved by Spinco and MWC, which approval shall not be unreasonably withheld. The logo may be used solely in the manners permitted by this Section 2.

                   (v)   Employee Badges and Uniforms, etc. The SMS Parties may
                         ---------------------------------
use the Corporate Names on employee uniforms, badges, identification cards, bulletin boards, menus and menu boards and employee recognition displays and other means of identifying the SMS Parties or their employees in connection with the Management Services Business, consistent with past practice as of September 30, 1997. Notwithstanding the foregoing, employee uniforms and name badges may contain the words "Sodexho Marriott" only, without the need to add "Services" thereto.

                   (vi)  Certain Limitations at Senior Living Facilities.
                         -----------------------------------------------
Notwithstanding the foregoing, the Corporate Names shall not be used in any way at or in connection with any limited service or full service retirement or senior living service facility or community, including any independent and/or assisted living facility or congregate care facility; provided, that this
                                                      --------
limitation shall not apply to (A) any such facility in which SMS (not including the Company or its Subsidiaries) has an account as of the Distribution Date, or
(B) any skilled nursing facility that does not include independent or assisted living units; provided, further, that if requested by a client or potential
              --------  -------
client, an SMS Party may use the Corporate Names solely to disclose relevant corporate-subsidiary relationships to the client. With respect to any use of the Corporate Names permitted by clause (A) of the foregoing proviso, SMS shall prohibit its client from using the Corporate Names in promotional or advertising materials and shall use its commercially reasonable efforts to cause such client not to use or invoke the Corporate Names in its sales or promotional activities, whether within or outside the unit.

                   (vii) Certain Limitations at Conference Centers.
                         -----------------------------------------
Notwithstanding the foregoing, the Corporate Names shall be used at or in connection with the Retained Conference Centers only in a manner consistent with past practice as of September 30, 1997. The parties agree that the Corporate Names may not be used to advertise, promote or market the Retained Conference Centers to the general public or to other third parties, other than brochures or similar print media sent or provided solely to the client or to potential invitees of the client which would use the conference center either in connection with a preexisting relationship with the client or to use its facilities (other than the conference center itself), in a manner consistent with past practice as of September 30, 1997.

                     (viii) Name Prominence. The word "Marriott" shall be no
                            ---------------
more prominent that the word "Sodexho" in connection with any use of the Marriott Mark or the Corporate Names hereunder.

For the avoidance of doubt, neither Spinco nor MWC shall have any right to approve any use of (1) the corporate name of any SMS Party except the Corporate Names or (2) other materials that do not include any Marriott Mark.

                  b. Existing Agreements. Spinco (with respect to the United
                     -------------------
States) and MWC (with respect to jurisdictions outside the United States) grants to the SMS Parties a non-exclusive limited license to use the Marriott Marks solely in accordance with and to the extent required by the terms of any joint venture or similar agreement listed on Exhibit 1 hereto as any such agreement exists as of the date hereof; provided that the SMS Parties shall use
                              --------
commercially reasonable efforts commencing as soon as practicable after the date hereof to amend such agreements to delete any right to use the Marriott Marks; provided further that if the SMS Parties fail to amend such agreements as
----------------
provided in the first proviso within one year following the Distribution Date, Spinco and MWC, as applicable, shall have the right to negotiate directly with the joint venture or its members to effect such amendment on terms reasonably satisfactory to Spinco and SMS, and SMS agrees to cooperate with Spinco or MWC, as applicable, in connection therewith, provided that such negotiations shall not unreasonably interfere with the applicable joint venture's conduct of its Management Services Business.

                  c. Transitional Trademark Usage. For a period of nine months
                     ----------------------------
following the Distribution Date, each of Spinco (with respect to the United States) and MWC (with respect to Canada) grants to the SMS Parties a non-exclusive license to use the Marriott Marks as trademarks or service marks to identify goods or services provided in connection with the Management Services Business solely in the manner in which the Marriott Marks are used in the United States and Canada by the Marriott Management Services strategic business unit of SMS as of September 30, 1997. This transitional license is granted by Spinco and MWC to the SMS Parties solely for the purpose of phasing out existing use of the Marriott Marks. Except for the use of the Corporate Names permitted in Section 2(a) above and the use of the Marriott Marks permitted in Section 2(b), the SMS Parties shall make no use whatsoever of the Marriott Marks after the expiration of the nine month period following the Distribution Date.

                  d. Usage Generally. No SMS Party is permitted to make any
                     ---------------
other use of the Marriott Marks without the prior written permission of Spinco or MWC, as applicable, which Spinco or MWC, as applicable, may grant or withhold in its sole discretion.

               3. Territory. The License granted in this Agreement covers the
                  ---------
United States, its possessions, Canada and, to the extent necessary to perform the agreements set forth on Exhibit 1, as amended after the date hereof, such other territories specifically identified in such agreements (which agreements may not be amended or modified as to the use of the Marriott Marks, without the prior written consent of Spinco or MWC, as applicable, which Spinco or MWC, as applicable, may grant or withhold in its sole discretion).

         4. Restriction of License to SMS. The parties agree that the License
            -----------------------------
granted herein to use the Marriott Marks in connection with the Management Services Business shall be restricted solely to SMS and the other SMS Parties, and only for so long as such entities remain SMS Parties.

         5. Payment of License Fee. During the term hereof, SMS hereby agrees to
            ----------------------
pay to Spinco and MWC an annual license fee (the "License Fee") in the aggregate amount of One Million Dollars ($1,000,000). Such amount shall be paid in equal quarterly installments of $250,000 payable in advance on the Distribution Date (pro rated for the remainder of the then-current fiscal quarter of Spinco) and on the first day of each fiscal quarter of Spinco thereafter. If this Agreement is terminated, such fee shall be prorated for any partial quarter during which this Agreement is in effect, and Spinco and MWC (as a joint and several obligation) will promptly return to SMS the balance of the License Fee for such quarter.

         6. Spinco's and MWC's Ownership of the Marriott Marks.
            --------------------------------------------------

            a. The SMS Parties acknowledge that Spinco is the exclusive owner of the Marriott Marks in the United States, and that MWC is the exclusive owner of the Marriott Marks in Canada and in other territories outside the United States. The SMS Parties agree that, except for the limited licensed right to use the Marriott Marks as provided in this Agreement, no SMS Party has any right, title or interest in or to the Marriott Marks. For purposes of clarification, the parties acknowledge that no SMS Party has any right to use the Marriott Marks in connection with the Management Services Business, except as provided in this Agreement. The SMS Parties agree that all uses of the Marriott Marks by the SMS Parties and the goodwill associated with such uses shall inure solely to the benefit of Spinco and MWC, and upon termination of its rights to use the Marriott Marks as provided in this Agreement, all right and interest of the SMS Parties in and to the Marriott Marks shall revert fully to Spinco and MWC, as applicable.

            b. The SMS Parties agree to cooperate fully with Spinco and MWC in recording appropriate assignment and other documents evidencing Spinco's or MWC's, as applicable, ownership of the Marriott Marks. The SMS Parties agree to take no action inconsistent with Spinco's or MWC's ownership of and interest in the Marriott Marks. Each of Spinco and MWC agrees to cooperate fully with SMS in recording appropriate documents evidencing the License to SMS.

            c. The SMS Parties shall not (i) attack or challenge in any manner whatsoever the validity of the Marriott Marks, Spinco's and MWC's ownership thereof or any of the terms of this Agreement, or (ii) assist any third party in doing any of the same. The SMS Parties hereby waive any right to contest the validity of the Marriott Marks.

         7. Limitations on Use of the Marriott Marks.  The License to use the
            ----------------------------------------
Marriott Marks described in Section 2 of this Agreement is expressly subject to the following conditions:

                  a. All uses of Marriott Marks by the SMS Parties, except such uses in advertising and promotional materials which are covered by Section 2.a.(ii) above, shall be subject to Spinco's and MWC's (as applicable) prior written approval on the basis of samples submitted by SMS with a written description of the intended use or uses. If such samples and uses are approved in the manner set forth herein, they shall be made in strict conformance with such reasonable specifications or requirements as Spinco or MWC (as applicable) shall establish (such specifications and requirements to be consistent with the requirements of this Agreement and/or with specifications and requirements then in use for the Marriott Mark by Spinco and/or MWC), as such specifications or requirements may be modified by Spinco or MWC from time to time upon reasonable notice to SMS.

                  b. All displays of Marriott Marks by the SMS Parties shall bear such copyright, trademark, service mark and other notices as Spinco or MWC (as applicable) shall reasonably require, and the SMS Parties shall adhere to any other reasonable and customary posting requirements developed by Spinco and MWC with respect to the Marriott Marks.

                  c. The SMS Parties shall not use the Marriott Marks as part of, or display the Marriott Marks in conjunction with, any other names or marks except with Spinco's or MWC's (as applicable) prior written approval which approval (except as provided otherwise in Section 2) may be granted or withheld by Spinco in its sole discretion. Such prior written approval by Spinco shall be provided within fifteen (15) days after receipt of such request from any SMS Party. In the absence of a written disapproval within fifteen (15) days, the specific use or intended use by the SMS Parties shall be presumed to be consistent with this Agreement.

                  d. The SMS Parties shall not use the Marriott Marks or any confusingly similar name, mark, term or design, except as expressly authorized in this Agreement or consented to by Spinco or MWC (as applicable) in writing, and the SMS Parties shall not attempt to register or aid any third party in using or attempting to register any such name, mark, term or design in any jurisdiction or locale.

                  e. The SMS Parties shall not use the Marriott Marks in any manner that is inconsistent with the fact that they are using the Marriott Marks as a licensee of Spinco or MWC (as applicable).

                  f. The SMS Parties shall not use the Marriott Marks in connection with any reference to the experience, operations or history in the Spinco Business of SMS, its Affiliates or predecessors (including the lodging, senior living services and timeshare businesses) except for the specific reference to SMS as "a former division of Marriott International, Inc., a worldwide hospitality company."

                  g. The SMS Parties shall not use the Marriott Marks in any manner that may tend to: (1) negatively impact or disparage the image or reputation of the Marriott Marks, and/or (2) dilute the distinctiveness of the Marriott Marks.

Any breach of the foregoing provisions may be remedied by the remedies set forth in Section 16 of this Agreement as applicable.

         8.       Quality Control.
                  ---------------

                  a. Each of Spinco and MWC is familiar with the general quality of the goods and services now provided by SMS and the Retained Subsidiaries in the Management Services Business and finds, at the present time, the quality of such goods and services to be acceptable. All goods and services to be provided by the SMS Parties under the Marriott Marks shall be provided in accordance with the quality standards of SMS and the Retained Subsidiaries now in place and such other quality standards that Spinco or MWC (as applicable) may reasonably impose from time to time; provided that such other quality standards shall not be
                   --------
higher than the standard then prevailing in the industry for similar services and products in similar markets, unless a higher standard is required by law.

                  b. Spinco (in the United States) and MWC (in Canada and elsewhere in the Territory) shall have the right, at reasonable times and with prior notice, to inspect any facility operated by any SMS Party, and any goods provided by any SMS Party, at any time for the purpose of determining whether they have met or are meeting the quality standards required under this Agreement. SMS shall promptly produce and deliver (at its own expense) to Spinco or MWC (as applicable) such examples of the use of the Marriott Marks by any SMS Party as Spinco shall reasonably request.

Any breach of the foregoing provisions discovered by inspection or otherwise may be remedied by the remedies set forth in Section 16 of this Agreement.

         9.       Limitation of Liability; Indemnity.
                  ----------------------------------

                  a. IN NO EVENT SHALL SPINCO OR MWC BE LIABLE FOR ANY MATTER WHATSOEVER RELATING TO THE USE BY ANY SMS PARTY OF THE MARRIOTT MARKS EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 9.

                  b. The SMS Parties shall indemnify, defend and hold harmless Spinco and MWC and their respective employees, representatives, directors, officers and agents from and against any and all costs, judgments, liabilities and expenses, including interest, penalties, attorneys' and third party fees, and all other amounts paid in the investigation, litigation, defense and/or settlement (collectively, "Expenses") resulting from any actual or potential claim, demand, dispute, notice, lawsuit, administrative proceeding or other action (collectively,

"Dispute") that relates in any way to the exercise of the rights granted in this Agreement by any SMS Party or any other usage by any SMS Party of any Marriott Mark.

                  c. Spinco and MWC shall, jointly and severally, indemnify, defend and hold harmless the SMS Parties and their employees, representatives, directors, officers and agents from and against any and all Expenses resulting from any Dispute that relates to a third party claim that the Marriott Mark infringes any other trademark, tradename or service mark.

                  d. The parties agree that Disputes arising hereunder shall be governed by the procedures set forth in Section 4.4 and 4.5 of the Distribution Agreement.

                  e. The SMS Parties shall maintain a third party liability insurance policy during the term of this Agreement and for two years after its termination, in amounts and coverages and with deductibles customary for businesses of SMS's nature and size, to which policy each of Spinco and MWC shall be named as an additional insured to the full extent of the insurance carried by the SMS Parties; provided that in substitution of such policy Sodexho
                            --------
may provide an unconditional, continuing guaranty in favor of each of Spinco and MWC (in form and substance reasonably acceptable to Spinco and MWC) pursuant to which Sodexho shall guaranty the indemnification obligations of the SMS Parties under this Section 9.

              10. Infringement Proceedings. Each of Spinco and MWC shall take
                  ------------------------
those steps it deems necessary, in its reasonable judgment, to protect its rights and interests in the Marriott Marks. Promptly upon receiving notice or knowledge thereof, each SMS Party shall provide Spinco and MWC with written notice of any unauthorized use or potentially infringing use by third parties of any Marriott Mark or any confusingly similar trademarks, service marks, trade names, terms or designs. Spinco and MWC shall each have the right, in its sole discretion and at its sole cost and expense, to commence infringement, unfair competition or other actions regarding any such use by third parties of any of the Marriott Marks or confusingly similar marks. The SMS Parties, at Spinco's and MWC's expense, shall cooperate with and assist Spinco and/or MWC in its investigation and prosecution of any of the foregoing.

              11. Assignment and Sublicense. The SMS Parties may not assign
                  -------------------------
their rights under this Agreement or sublicense their rights to use the Marriott Marks licensed to them pursuant to Section 2 of this Agreement, in whole or in part, to any third party. Any purported assignment or sublicense by the SMS Parties not in compliance with the terms of this Agreement shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No third party beneficiaries are intended by execution and delivery of this Agreement.

              12. Other Licensees. During the term of the license granted
                  ---------------
hereunder, neither Spinco nor MWC shall grant a license or other right to any other party (other than a Subsidiary or Affiliate of Spinco; for the avoidance of doubt, Host Marriott Services Corporation and its Subsidiaries are not Affiliates of Spinco for this purpose) to use a Marriott Mark in any business that competes with the MMS Business as such term is defined in the Non-Competition

Agreement; provided, however, that the foregoing shall not require Spinco to
           --------  -------
amend, waive or take any other action with respect to that certain License Agreement, dated as of December 29, 1995, between SMS and Host Marriott Services Corporation, or that certain Assignment and License Agreement, dated as of October 8, 1993, between SMS and Host Marriott Corporation (it being understood that SMS's interest in each such agreement has been or will be assigned to Spinco).

              13. Term. The License to use the Marriott Marks will extend from
                  ----
the Distribution Date until:

                  a. with respect to the permitted uses described in Section 2(a) of this Agreement, until the fourth anniversary of the Distribution Date,

                  b. with respect to the permitted uses described in Section 2(b) of this Agreement, with respect to each agreement listed on Schedule 2(b), upon the earlier of the date such agreement (i) terminates or expires or (ii) is amended to delete any right to use the Marriott Marks, and

                  c. with respect to the permitted use described in Section 2(c) of this Agreement, until the date nine months following the Distribution Date.

              14. Termination of License. (i) Spinco and MWC may terminate this
                  ----------------------
Agreement prior to the expiration of the term as follows:

                  a.   upon a Change of Control;

                  b. upon (i) filing of a voluntary bankruptcy petition by SMS; (ii) filing of an involuntary bankruptcy petition against SMS which is not vacated, stayed or dismissed within ninety (90) days after filing thereof and results in the entry of an order for relief; (iii) assignment for the benefit of creditors made by SMS; or (iv) appointment of a receiver for SMS;

                  c. if any SMS Party attempts to transfer or license any rights to any Marriott Mark in violation of this Agreement; or

                  d. if any SMS Party breaches any term of this Agreement and such breach is not cured within thirty (30) days following provision of written notice of such breach by Spinco to SMS.

SMS hereby agrees to notify Spinco and MWC in writing immediately upon the occurrence of an event constituting a Change of Control and any breach by any SMS Party of this Agreement.

                  (ii) SMS may terminate this Agreement upon 180 days' prior written notice to Spinco and MWC.

         15. Effect of Termination. For a period of 180 days after the earlier
             ---------------------
of the termination of this Agreement or the giving of notice of termination under Section 14.(ii) (but in any event not beyond the expiration of the term (set forth in Section 13)), the SMS Parties shall be entitled to continue to use the Marriott Marks in accordance with the terms of this Agreement, but only for the purpose of effecting an orderly transition to the use of new marks or names. No use whatsoever is permitted after the expiration of the term (set forth in Section 13). Upon the expiration of the earlier of the term (set forth in
Section 13) or of such 180 day period, as applicable, the SMS Parties shall:

             a. immediately discontinue use of the Marriott Marks, and not use any confusingly similar names, marks, terms or designs; take all steps necessary to remove the Marriott Marks from the Corporate Names; and eliminate all uses of the Marriott Marks, including destroying all unused materials bearing the Marriott Marks such as stationary and forms, and changing all signage that bears the Marriott Marks;

             b. if Spinco or MWC (as applicable) requires, cooperate with Spinco or MWC (as applicable) to apply to the appropriate authorities to cancel from all governmental records the recording of this Agreement;

             c. permit Spinco and MWC to inspect any of the SMS Parties' premises to ensure compliance with this Section 15; and

             d. upon request, provide Spinco and MWC with evidence that the SMS Parties have changed their corporate names and their d/b/a names to eliminate all uses of the Marriott Marks and otherwise complied with this Section 15.

Notwithstanding any termination of this Agreement and/or the License, the provisions of Sections 6, 7(d), 9 and 15 of this Agreement shall remain in full force and effect in perpetuity.

         16. Remedies.
             --------

             a. The SMS Parties, and Spinco and MWC, acknowledge and agree that money damages would be inadequate relief for any breach or threatened breach by the other of its obligations hereunder, and that upon such breach, the non-breaching party or parties, as the case may be, shall be entitled to injunctive or other equitable relief for any breach or threatened breach thereof.

             b. The SMS parties acknowledge that the failure by any SMS Party to cease use of the Marriott Marks after termination of the License, the use by any SMS Party of the Marriott Marks in any way that negatively impacts or disparages such Marriott Marks, or the attempt by any SMS Party to assign its rights in violation of this Agreement will result in immediate and irreparable damage to Spinco and MWC. The SMS Parties acknowledge and admit that there is no adequate remedy at law for such breaches of this Agreement, and the SMS Parties agree that in the event of such breaches (individually or collectively), Spinco and MWC shall be entitled to equitable relief by way of a preliminary injunction and such other relief as any court with jurisdiction may deem just and proper.

         17. Severability. The invalidity or partial invalidity or
             ------------
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions.

         18. Choice of Law. This Agreement shall be construed under and enforced
             -------------
in accordance with the internal laws of the State of Maryland without giving effect to conflict of law principles.

         19. Attorneys' Fees. If any party commences an action against another
             ---------------
party with respect to this Agreement, the prevailing party in such action shall be entitled to an award of reasonable costs and expenses of litigation, including reasonable attorneys' fees, to be paid by the non-prevailing party.

         20. Entire Agreement. This Agreement (together with the Distribution
             ----------------
Agreement and the other Transaction Documents) constitutes the entire agreement and understanding among the parties with respect to its subject matter and is intended as a complete and exclusive statement of the terms of their agreement. To the extent that this Agreement conflicts with any prior or contemporaneous agreement or understanding related to the subject matter hereof, the terms of this Agreement shall control.

         21. Amendments. This Agreement may not be amended, supplemented or
             ----------
modified in any respect except by written agreement between the parties, duly signed by their respective authorized representatives.

         22. Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

         23. Consent to Jurisdiction. Any suit, action or proceeding under or in
             -----------------------
connection with this Agreement shall be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution of this Agreement, each party consents to the exclusive jurisdiction of such courts, and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         24. Waiver. SMS may specifically waive any breach of this Agreement by
             ------
Spinco or MWC and Spinco and MWC may waive any breach of this Agreement by SMS; provided, however, that no such waiver shall be deemed effective unless in
--------  -------
writing, signed by the waiving party, and specifically designating the breach waived. No waiver shall constitute a continuing waiver of similar or other breaches.

         25. Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be delivered by hand, by facsimile, delivered by nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

             To SMS:

                   Sodexho Marriott Services, Inc.
                   10400 Fernwood Road
                   Bethesda, Maryland  20817
                   Attention:   CEO
                   Telecopier:  301-380-7856

             with a copy to:

                   Sodexho Marriott Services, Inc.
                   10400 Fernwood Road
                   Bethesda, Maryland  20817
                   Attention:   General Counsel
                   Telecopier:  301/380-6727


             To Spinco or MWC:

                   Marriott International, Inc.
                   10400 Fernwood Road
                   Bethesda, Maryland  20817
                   Attention:  Chief Financial Officer
                   Telecopier:  301/380-5067

             with a copy to:

                   Marriott International, Inc.
                   10400 Fernwood Road
                   Bethesda, Maryland  20817
                   Attention:  Executive Vice President, Brand Management
                   Telecopier:  301/380-2237
             and with a copy to:

                   Marriott International, Inc.
                   10400 Fernwood Road
                   Bethesda, Maryland  20817
                   Attention:  General Counsel
                   Telecopier:  301/380-6727


         26. Relationship of Parties. It is understood and agreed that nothing
             -----------------------
in this Agreement shall be deemed or construed by the parties or any third party as creating an employer-employee principal/agent, partnership or joint venture relationship between the parties.

         27. Headings. The descriptive headings of the several sections of this
             --------
Agreement are for convenience only and do not constitute a part of the Agreement or affect its meaning or interpretation.

         28. Voluntary Execution. This Agreement is executed voluntarily and
             -------------------
without any duress or undue influence on the parties or their officers, employees, agents, or attorneys, and no party is relying on any inducement, promises or representations made by any other party or any of its officers, employees, agents or attorneys other than as set forth herein. The parties hereto acknowledge that they have been represented in the negotiations for and in the preparation of this Agreement by counsel, that they have had this Agreement fully explained to them by such counsel, and that they are aware of the contents of this Agreement and of its legal effect.

         29. SMS Parties
             -----------

             a. The parties agree that the provisions of this Agreement shall bind and apply to all SMS Parties to whom the License granted by this Agreement applies.

             b. SMS hereby covenants and agrees to cause each SMS Party to execute, on the date hereof, and deliver to Spinco an additional signature page in the form attached hereto as Exhibit 1 evidencing the agreement of such SMS Party to become a party to, and be bound by, this Agreement including, the full relinquishment of its rights to use the Marriott Marks in connection with the Management Services Business set forth in Section 4 of this Agreement and the limitation on its ability to use the Marriott Marks set forth in Section 2.

           [The remainder of this page is left intentionally blank]

  IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Agreement as of the date first written above.

                              NEW MARRIOTT MI, INC.
                              (to be renamed "Marriott International, Inc.")

                              By:  /s/ Raymond G. Murphy
                                 -------------------------------------

                              Print:  Raymond G. Murphy
                                    ----------------------------------

                              Title:  Vice President & Treasurer
                                    ----------------------------------



                              MARRIOTT INTERNATIONAL, INC.
                              (to be renamed "Sodexho Marriott Services,
                              Inc.")

                              By:  /s/ Lawrence E. Hyatt
                                 -------------------------------------

                              Print:  Lawrence E. Hyatt
                                    ----------------------------------

                              Title:  Vice President
                                    ----------------------------------



                              MARRIOTT WORLDWIDE CORPORATION

                              By: /s/ Raymond G. Murphy
                                 -------------------------------------

                              Print:  Raymond G. Murphy
                                    ----------------------------------

                              Title:  Treasurer
                                    ----------------------------------

STATE OF NEW YORK        )
                         )    ss:
COUNTY OF NEW YORK       )

          Before me, a Notary Public, in and for said County and State, on this day personally appeared Lawrence E. Hyatt, the Vice President of Marriott
                        -----------------      --------------
International, Inc., Raymond G. Murphy, the Vice President & Treasurer of New
                     -----------------      --------------------------
Marriott MI, Inc., and Raymond G. Murphy, the Treasurer of Marriott Worldwide
                       -----------------      ---------
Corporation each known to me as those persons whose names are subscribed to the foregoing instrument.

          Given under my hand and seal this 27th day of March, 1998

                                      /s/ Elizabeth Poulos
                                      --------------------
                                         Notary Public

My Commission Expires:  February 16, 2000
                        -----------------

ELIZABETH POULOS
Notary Public, State of New York
No. 4918734
Qualified in Suffolk County
Commission Expires February 16, 2000

                                   Exhibit 1
                                   ---------

                          Additional Signature Pages
                          --------------------------

          By execution of the applicable signature block, the undersigned hereby agrees to become a party to, and be bound by, that certain Trademark and Trade Name License Agreement dated as of March 27, 1998 by and between Marriott International, Inc, New Marriott MI, Inc. and Marriott Worldwide Corporation and to comply in all respects with the terms and conditions thereof.

                                    SODEXHO MARRIOTT OPERATIONS, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    SODEXHO MARRIOTT MANAGEMENT, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT EDUCATIONAL SERVICES, INC.
                                    (to be renamed "Sodexho Marriott
                                    Education Services, Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President

                                    MARRIOTT EDUCATIONAL SERVICES
                                    OF WISCONSIN, INC.
                                    (to be renamed "SMS Education Services of
                                    Wisconsin, Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT ELECTRICAL, INC.
                                    (to be renamed "SMS Electrical, Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    SODEXHO MARRIOTT LAUNDRY
                                    SERVICES, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President

                                    MARRIOTT SERVICES, INC.
                                    (to be renamed "SMS Services of California,
                                    Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT EDUCATIONAL SERVICES
                                    OF TEXAS, INC.
                                    (to be renamed "SMS Education Services of
                                    Texas, Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT FOOD SERVICES, INC. OF
                                    VERMONT, INC.
                                    (to be renamed "SMS Food Services of
                                    Vermont, Inc.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT INTERNATIONAL
                                    SERVICES, INC.
                                    (to be renamed "Sodexho Management
                                    Corp.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President

                                    MARRIOTT CORPORATION OF
                                    CANADA, LTD.
                                    (to be renamed "Sodexho Marriott Services
                                    Canada, Ltd.")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MARRIOTT MANAGEMENT SERVICES
                                    LIMITED PARTNERSHIP
                                    (to be renamed "Sodexho Marriott Services of Indiana Limited Partnership")

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    CORPORATE FOOD SERVICES, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    MFS OF BOISE, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President

                                    SERVICE SYSTEMS CORPORATION

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    SAGA EDUCATIONAL FOOD
                                    SERVICES, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President


                                    SAGA HEALTH CARE DIETARY
                                    MANAGEMENT SERVICES, INC.

                                    By:  /s/ Lawrence E. Hyatt
                                       -----------------------
                                    Name:  Lawrence E. Hyatt
                                    Title:  Vice President

                     [This page intentionally left blank]

STATE OF NEW YORK        )
                         )    ss:
COUNTY OF NEW YORK       )

          Before me, a Notary Public, in and for said county and state, on this day personally appeared Lawrence E. Hyatt, the Vice Prescient for each of Sodexho Marriott Operations, Inc., Sodexho Marriott Management, Inc., Marriott Educational Services, Inc., Marriott Educational Services of Wisconsin, Inc., Marriott Electrical, Inc., Sodexho Marriott Laundry Services, Inc., Marriott Services, Inc., Marriott Educational Services of Texas, Inc., Marriott Food Services, Inc. of Vermont, Inc., Marriott International Services, Inc., Marriott Corporation of Canada, Ltd., Administration Marriott Ltee, Marriott Management Services Limited Partnership, Corporate Food Services, Inc., MFS of Boise, Inc., Service Systems Corporation, Saga Educational Food Services, Inc., Saga Health Care Dietary Management Services, Inc., Marriott Globetrotters Joint Venture, known to me as the person whose name is subscribed to this instrument.

          Given under my hand and seal this 27th day of March, 1998

                                      /s/ Elizabeth Poulos
                                      --------------------
                                          Notary Public

My Commission Expires:  February 16, 2000
                        -----------------

ELIZABETH POULOS
Notary Public, State of New York
No. 4918734
Qualified in Suffolk County
Commission Expires February 16, 2000

                                    ADMINISTRATION MARRIOTT LTEE
                                    (to be renamed "Sodexho Marriott Quebec
                                    Ltee")

                                    By:  /s/ M. Lester Pulse, Jr.
                                       -----------------------------
                                    Print:  M. Lester Pulse, Jr.
                                          --------------------------
                                    Title:  Assistant Secretary
                                          --------------------------

STATE OF MARYLAND        )
                         )    ss:
COUNTY OF MONTGOMERY     )

          Before me, a Notary Public, in and for said County and State, on this day personally appeared M. Lester Pulse, Jr., an Assistant Secretary of Administration Marriott Ltee, known to me as the person whose name is subscribed to this instrument.

          Given under my hand and seal this 26th day of March, 1998

                                      /s/ Susan L. Redding
                                      --------------------
                                          Notary Public

My Commission Expires:  2/1/02
                        ------



The Exhibits to this Trademark and Trade Name License Agreement are not included with this Form 10-K/A. The Registrant will provide a copy of such Exhibits upon the request of the Securities and Exchange Commission.